Exhibit 3.51

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

WORLD WIDE PARTS AND ACCESSORIES CORPORATION

Pursuant to the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “General Corporation Law of the State of Delaware” and specifically Section 242 and 245 of the General Corporation Law of the State of Delaware) the Amended and Restated Certificate of Incorporation for the corporation. which Certificate of Incorporation was originally filed on November 3, 1993 under the corporate name Quantum Investment Corporation, is hereby amended and restated in its entirety as follows:

FIRST:    The name of the corporation (hereinafter called the “corporation”) is WORLD WIDE PARTS AND ACCESSORIES CORPORATION.

SECOND:    The address, including street, number, city. and county, of the registered office of the corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

THIRD:    The nature of the business and the purposes to be conducted and promoted by the corporation are as follows: To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:    The total number of shares of stock which the corporation shall have authority to issue is One Thousand Five Hundred (1,500) Shares, all of which are without par value. All such shares are of one class and are shares of Common Stock.

FIFTH:    The corporation is to have perpetual existence.

SIXTH:    Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation as the case may be, and also on this corporation.

SEVENTH:    For the management of the business and for the conduct of the affairs of the corporation. and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof: as the case may be, it is further provided:

1.    The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit. the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

2.    After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provision of subsection (d) of 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation provisions for such classification shall be set forth in this certificate of incorporation.

3.    Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

EIGHTH:    The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provision of paragraph (7) of subsection (b) of 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

NINTH:    The corporation shall, to the fullest extent permitted by the provisions of 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

TENTH:    From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

IN WITNESS THEREOF, the Corporation has caused this certificate to be duly executed as of the 29th day of October, 2004.

WORLD WIDE PARTS AND ACCESSORIES CORPORATION

By:	/s/ Thomas F. O’Hare
Name:	Thomas F. O’Hare
Title:	Executive Officer

CERTIFICATE OF AMENDMENT

to the

CERTIFICATE OF INCORPORATION

of

WORLD WIDE PARTS AND ACCESSORIES CORPORATION

(A Delaware Corporation)

AND NOW, this 2nd day of October, 2006, World Wide Parts and Accessories Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST:    The amendment to the Corporation’s Amended and Restated Certificate of Incorporation (the “Certificate”) set forth in Article SECOND below (the “Amendment”) has been duly adopted by the Corporation in accordance with Section 242 of Delaware General Corporation Law (“DGCL”), having been approved and adopted by (a) the Corporation’s Board of Directors, in accordance with Section 141(f) of the DGCL; and (b) the Corporation’s sole stockholder, in accordance with Section 228 of the DGCL.

SECOND:    Article FIRST of the Corporation’s Amended and Restated Certificate shall be and hereby is deleted in its entirety and amended to read in its entirety as follows:

“FIRST.    The name of the corporation (hereinafter called the “corporation”) is WORLDPAC, Inc.”

THIRD:    Except as specifically set forth herein, the Company’s Amended and Restated Certificate shall remain unchanged and in full force and effect.

[Signature lines appear on the following page.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be executed as of the day and year first above written.

WORLD WIDE PARTS AND ACCESSORIES CORPORATION

By:	/s/ Richard B. Guirlinger
Richard B. Guirlinger
Secretary-Treasurer

[Execution Page – World Wide Parts and Accessories Corporation

Certificate of Amendment to the Certificate of Incorporation]

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.    The name of the corporation is                                                                                                                                                                                                         WORLDPAC, INC.                                                                                                                                                                                                   .

2.    The Registered Office of the corporation in the State of Delaware is changed to         160 Greentree Drive, Suite 101         (street), in the City of Dover                                                  County of         Henrico                                             Zip Code         19904            . The name of the Registered Agent at such address upon whom process against this Corporation may be served is         National Registered Agents, Inc.                                                                                    .

3.    The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By:	/s/ Todd Svoboda
Authorized Officer

Name:	Todd Svoboda
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